UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

Foldera, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-118799	20-0375035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17011 Beach Blvd., Suite 1500 Huntington Beach, California		92647
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (714) 766-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

FOLDERA, INC.

August 16, 2006

Item 3.02. Unregistered Sales of Equity Securities.

On August 16, 2006, we completed the initial closing of a private placement to accredited investors of approximately 1,235,144 shares of our common stock, at a purchase price of $2.25 per share, for gross proceeds of $2,779,074.25. As part of the private placement, the investors were issued three-year warrants to purchase up to an aggregate of 617,572 shares of our common stock, at an initial exercise price of $2.25. On January 16, 2007, the exercise price of the warrants will be reset to equal the lower of (a) $2.25 or (b) 110% of the average closing bid price of our common stock for the five consecutive trading days prior to, and including January 16, 2007, provided that in no event will the exercise price, as reset, be less than $2.25 per share.

We expect to have an additional closing of this transaction on the same terms on or about August 23, 2006 for approximately an additional $1,500,000 in gross proceeds. The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for our capital expenditure requirements and for working capital and other general corporate purposes.

We have agreed, pursuant to the terms of the subscription agreements with the investors, to (i) file a shelf registration statement with respect to the resale of shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the initial closing date; (ii) use our best efforts to have the shelf registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 120 days after the final closing date, (iii) use our best efforts to respond to any SEC comments or questions regarding the shelf registration statement on or prior to the date which is 20 business days from the date such comments or questions are received, but in any event not later than 30 business days from the date such comments or questions are received; and (iv) keep the shelf registration statement effective for 12 months following the effective date of the shelf registration statement. If we are unable to comply with any of the above covenants, we will be required to issue the investors additional shares of our common stock in an amount of 1.0% of the number of shares sold to the investors for the first 30-day period in which we fail to comply with any of the above covenants, with additional shares being issued at a rate of 1.0% of the number of shares sold for each week in which we fail to comply. In no event, however, will such additional shares exceed 10.0% of the number of shares issued to the investors.

Other. The common stock, warrants and common stock issuable upon exercise of the warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Copies of the definitive agreements relating to the issuance and sale of the common stock and warrants are filed herewith as Exhibits 4.1 and 10.1, and are incorporated herein by reference. The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

On August 22, 2006, we issued a press release announcing the closing of the private placement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

4.1	Form of Warrant to Purchase Common Stock of Foldera, Inc. for each investor.

10.1	Form of Subscription Agreement with Foldera, Inc. for each investor.

99.1	Press Release issued by Foldera, Inc. on August 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOLDERA, INC.

Date: August 22, 2006	By: /s/ Reid Dabney
Reid Dabney
Senior Vice President and Chief Financial Officer